                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C 20549


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 18, 1997

                             Cheniere Energy, Inc.
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            (Exact name of registrant as specified in its charter)


                                   Delaware
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                (State or other jurisdiction of incorporation)


          0-9092                                           95-4352386
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  (Commission File Number)                     (IRS Employer Identification No.)

Two Allen Center
1200 Smith Street Suite 1710
Houston, Texas                                              77002-4312
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(Address of principal executive office)                     (Zip code)

Registrant's telephone number, including area code: (713) 659-1361
                                                   --------------

                                     None
                      -----------------------------------
         (Former name or former address, if changed since last report)

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Item 5. Other Events

The Company announced it has completed the private placement of a $4 milion bridge financing. The senior term notes issued by Cheniere mature March 15, 1998 and are extendible at the option of the Company to September 15, 1998. Proceeds from the bridge financing will be used to fund the Company's ongoing activities related to its 3-D seismic exploration project in Cameron Parish, Louisiana. Payment by Cheniere of $2.9 million on December 31, 1997 will complete the Company's payment obligation to earn a 50% interest in the project.

In connection with the bridge financing, Cheniere issued 100,000 shares of common stock and 4-year warrants to purchase 1,333,333 shares of common stock at $2-3/8 per share. Annual interest on the senior term notes will accrue at LIBOR plus 4%. If all of the senior term notes are extended, additional warrants to purchase 266,667 shares of Cheniere common stock will be issued for each month the notes remain outstanding beyond March 15, 1998. The Company expects to file a Registration Statement to register the common stock issued and underlying the warrants no later than April 15, 1998. The bridge financing included two tranches, one domestic, one European. In conjunction with the European tranche, BSR Investments, Ltd., a major shareholder of the company, purchased $2 million of the notes and pledged a portion of its Cheniere common stock to fund its participation.

Cheniere also announced it is making a $10 million equity offering in the form of 100,000 Units, each Unit being comprised of one share of Series A Convertible Preferred Stock and Warrants to purchase 20 shares of the Company's common stock. The securities have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The offering is expected to be completed in the first quarter of 1998. Proceeds from the equity offering will be used to retire the bridge notes and to fund Cheniere's oil and gas exploration activities.
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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        CHENIERE ENERGY, INC.


                                        By: /s/ DON A. TURKLESON
                                           -----------------------
                                           Don A. Turkleson
                                           Chief Financial Officer, Treasurer
                                            and Secretary


Date: December 18, 1997